UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 23, 2005

TWC Holding LLC

(Exact name of registrant as specified in its charter)

Delaware	333-124826	59-3781176
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

10825 Kenwood Road, Cincinnati, Ohio		42542
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (513) 794-9800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information contained in Section 7.01 of this report and the exhibits hereto shall not be incorporated by reference into any of TWC Holding LLC (the “Company”) filings or that of it’s wholly owned operating subsidiary, The Wornick Company (the “Operating Company”), whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.   The information in this report and in the exhibits hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Forward-Looking Statements

This report includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our business, operations, financial results and future prospects.  These statements are based on management’s current expectations and are subject to significant risks and uncertainties, including but not limited to the factors described under the heading “Forward-Looking Statements” in the Company’s filing on Form S-4 (File No. 333-124826) filed with the Securities and Exchange Commission on May 11, 2005.  For a detailed discussion of the factors which could impact our business, operations, financial results and future prospects, please refer to the discussion under the heading “Risk Factors” contained in our Registration Statement Prospectus, and risk factors discussed in our other filings with the U.S. Securities and Exchange Commission (the “SEC”) and any subsequently filed reports. All documents filed with the SEC are available free of charge through the SEC’s website at http://www.sec.gov or from us by contacting Michael M. Thompson at (513) 794-9800.

Item 7.01                                             Regulation FD Disclosure.

Pursuant to its obligations under Regulation FD, the Company is hereby furnishing the following information under Item 7.01 of this current report on Form 8-K.

On August 23, 2005, the Company held a combined conference call discussing its financial and operational results for the thirteen week and year-to-date period ended July 2, 2005 and that of its Operating Company, The Wornick Company.  During the call management provided certain investors with information related to EBITDA and Adjusted EBITDA.  Provided below is the Company’s definition and calculation of EBITDA and Adjusted EBITDA.

EBITDA is net income before income tax expense, interest expense, net, depreciation of property and equipment and amortization.  The Company believes that EBITDA is useful to investors in evaluating the Company’s operating performance compared to that of other companies in the Company’s industry, as the calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending, which items may vary for different companies for reasons unrelated to overall operating performance.  EBITDA is not a presentation made in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”).  Accordingly, when analyzing the Company’s operating performance, investors should not consider EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other income statement or cash flow statement data prepared in accordance with U.S. GAAP.  The Company’s calculation of EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.  Adjusted EBITDA is EBITDA adjusted to exclude non-recurring charges related to inventory step-up, non-recurring transaction expenses attributable to the acquisition from the predecessor and non-cash ESOP charges and other stock-based compensation expenses incurred by the predecessor company. The calculation of EBITDA and Adjusted EBITDA are shown below for both the Company and its wholly owned subsidiary, The Wornick Company:

	Operating Company				TWC Holding LLC
	Quarter Ended		Year-to-Date		13 weeks	Year-to-date
(In thousands, $000)	June 30, 2004	July 2, 2005	June 30, 2004	July 2, 2005	July 2, 2005	July 2, 2005
Net Income (loss)	$90	$(671)	$1,447	$(3,090)	$(1,765)	$(4,724)
Depreciation	707	963	1,387	1,911	963	1,911
Amortization	—	1,174	—	2,348	1,174	2,348
Interest Income	(301)	(65)	(507)	(99)	(65)	(99)
Interest Expense	50	3,569	100	7,143	4,591	8,704
Income Taxes	14	404	41	960	404	960
EBITDA	560	5,374	2,468	9,173	5,302	9,100
ESOP related expenses	1,188	—	2,344		—
Stock option expenses	—	—	713		—
Incentive compensation	2,957	54	3,267	10	54	10
Non-recurring deal expenses	1,594		1,681		—
Adjusted EBITDA	6,299	5,428	10,473	9,183	5,356	9,110

Additionally, during the conference call held on August 23, 2005, management of the Company provided its outlook for the Company for the remainder of 2005, the text of which follows:

Our previously outlook for 2005 revenue over $200 million is unchanged: however, adjusted EBITDA outlook for the year is reduced from the previous $25 to $28 million range to approximately $20 to $22 million, reflecting expenses from termination of our Great Food Express and Asian consumer product offerings, consolidation expenses, lower than projected military sales, low UGR-A prices, and higher than expected costs for start-up of new co-manufactured products, partially offset by marketing expense that was anticipated for branded products.

As we move forward there are aggressive actions underway that provide basis for optimism in the face of shifting market challenges.  Wornick is now well on the path to changing from our operation as two separate companies under an ESOP structure to a single company with manufacturing sites in Cincinnati and McAllen, TX.  The initial phase of that transition to consolidate management in Cincinnati was completed in June and we are now acting to consolidate supplier bases, merge the systems that directly interface with our customers and combine the functions that can yield economies of scale.  These actions will enable us to increase working capital efficiency and decrease fixed and variable costs over the mid and long term.

Our management is currently completing detailed evaluation of our physical operating structure to prioritize the opportunities for better aligning our order fulfillment chain with the needs of our shifting customer base.  Carefully targeted improvements in operations and transportation logistics will enable Wornick to increase the speed and flexibility we offer to our customers and generate improved financial results.

While market feedback led us to terminate the Great Food Express product concept, variants of products generated for that initiative started to yield significant new sales in military dining facilities outside the US with ready-to-eat products packaged in five pound pouches that require no frozen or refrigerated storage.  Additional products in this format are in late stage evaluation by our government customers.  Additionally, certain assets from terminated consumer product offerings have been marketed to new “brand name” customers, under co-manufacturing agreements.

Market conditions and competitive factors are certainly challenging, reinforcing the need to rapidly increase operating efficiency while new co-manufacturing revenue grows and additional new variants of Wornick’s established products are introduced.

A replay of the entire conference call will be available from 1:00 p.m., Eastern Daylight Saving Time, on August 23, 2005 until 11:59 p.m., Eastern Daylight Saving Time, on August 30, 2005.  The replay number is 1-800-405-2236 (toll-free).  The pass code for the replay is 11037583 (followed by the #sign).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWC HOLDING LLC

	By:	/s/ Brian A. Lutes
Name: Brian A. Lutes
Title: Chief Financial Officer

Dated: August 23, 2005